Exhibit (j)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of Variable Insurance Products Fund: High Income Portfolio, of our report dated February 12, 2004 on the financial statements and financial highlights included in the December 31, 2003 Annual Report to Shareholders of the above referenced fund.

We further consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 7, 2004